Exhibit 4.1

UNITED STATES

FORM OF SUBSCRIPTION AGREEMENT FOR

COMMON SHARES

TO:	Gastar Exploration Ltd. (the “Corporation”)
AND TO:	[Company Name] (“Agent”)

The undersigned (hereinafter referred to as the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase the number of common shares of the Corporation set forth below (the “Common Shares”), for the aggregate subscription price set forth below (the “Aggregate Subscription Price”), representing a subscription price of $                     (U.S.) per Common Share, upon and subject to the terms and conditions set forth in “Terms and Conditions of Subscription for Common Shares of Gastar Exploration Ltd.” attached hereto (together with this page and the attached Exhibits, the “Subscription Agreement”). In addition to this face page, the Subscriber must also complete all applicable Exhibits attached hereto.

Number of Common Shares: Aggregate Subscription Price (U.S.): $
(Name of Subscriber - please print)

By:	Deliver the Common Shares as set forth below:
(Authorized Signature)

(Name)
(Official Capacity or Title - please print)	(Account reference, if applicable)

(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)	(Contact Name)

(Address, including ZIP code)

(Subscriber’s Address, including ZIP code)

Register the Common Shares as set forth below:

(Telephone Number) (E-Mail Address)	(Name)

(Taxpayer Identification Number)	(Account reference, if applicable)

(Address, including ZIP code)

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

                                     Dated: November     , 2006

GASTAR EXPLORATION LTD.		Subscription No:

By:	Title:

This is the first page of an agreement comprised of 11 pages (not including Exhibits).

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TERMS AND CONDITIONS OF SUBSCRIPTION FOR

COMMON SHARES OF

GASTAR EXPLORATION LTD.

Terms of the Offering

1. The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that this subscription is subject to rejection or allotment by the Corporation in whole or in part.

2. The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that:

(a)	the Common Shares subscribed for by it hereunder form part of a larger issuance and sale by the Corporation of up to Common Shares at an issue price of $ (U.S.) per Common Share on a best efforts marketed offering basis through the Agent (the “Offering”); and

(b)	subject to Section 10, the Offering is not subject to any minimum subscription level, and therefore, any funds invested are available to the Corporation and will be paid to the Corporation on the Closing Date.

Representations, Warranties and Covenants by Subscriber

3. The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) represents, warrants and covenants to the Corporation and the Agent and their respective counsel (and acknowledges that the Corporation and the Agent, and their respective counsel, are relying thereon) that both at the date hereof and at the Closing Time (as defined herein):

(a)	Subscriber (i) has been advised that trading in the Common Shares will be subject to various limitations and holding periods of up to two years under the securities laws of the United States and four months under the securities laws of Canada regardless of the residence of the Subscriber; (ii) has been independently advised as to restrictions with respect to trading in the Common Shares imposed by applicable securities legislation in the jurisdiction in which it resides; (iii) confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto; it acknowledges that it is aware of the characteristics of the Common Shares, the risks relating to an investment therein, and of the fact that it may not be able to resell the Common Shares except in accordance with limited exemptions under applicable securities legislation and regulatory policy until expiry of the applicable restricted period and compliance with the other requirements of applicable law; and

(b)	Other than the documents listed on Exhibit 2 hereto, which have been previously provided to, or obtained by, Subscriber (the “Disclosure Documents”), Subscriber has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document describing or purporting to describe the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist it in making an investment decision in respect of the Common Shares; and

(c)	Subscriber has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display) with respect to the distribution of the Common Shares; and

(d)	Subscriber is, and at all times since the Subscriber received a copy of the Disclosure Documents, was, a resident of and was offered the Common Shares in the jurisdiction set forth as the “Subscriber’s Address” under its signature on the face page of this Subscription Agreement; if the state of his or her principal residence, or the state of its principal office or principal place of business, changes, or his, her or its address changes in any other respect, before the consummation of his, her or its purchase of the Common Shares subscribed for under this Subscription Agreement, he, she or it will promptly notify the Corporation, and if the change in the state or his or her principal residence, or its principal office or principal place of business, is to a state in which an offer and/or sale of the Common Shares is prohibited by applicable law, any offer to sell Common Shares to him, her or it made before notification of the change in the state of his or her principal residence, or its principal office or principal place of business, shall be deemed retracted and he, she or it shall cease to be entitled to purchase Common Shares pursuant to such offer; and

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(e)	Subscriber acknowledges that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Common Shares or the adequacy or accuracy of the information set forth in any document provided to Subscriber; and

(ii)	there is no government or other insurance covering the Common Shares; and

(iii)	the Common Shares are a speculative investment that involves a high degree of risk of loss of entire investment; and

(iv)	there are substantial restrictions on the Subscriber’s ability to resell the Common Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Common Shares; and

(v)	the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Act (Alberta) and other applicable securities laws and, as a consequence of acquiring Common Shares pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Alberta) and other applicable securities laws, including statutory rights of rescission or damages, will not be available to the Subscriber; and

(vi)	the Common Shares shall not be resold until after the expiry of the applicable “hold” or “restricted” period attaching to such Common Shares under United States and Canadian laws, unless sold pursuant to an exemption under all applicable securities laws, and the certificates evidencing the Common Shares which it shall receive will bear a legend referring to such restrictions on resale and neither the Corporation nor any transfer agent of the Corporation will register any transfers of such Common Shares not made in compliance with such restrictions on resale; and

(vii)	the Common Shares have not been approved or disapproved by the United States Securities Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of any representations of the Corporation; any representation to the contrary is a criminal offense.

(f)	Subscriber is purchasing the Common Shares directly from the Corporation pursuant to Regulation D under U.S. Securities Act of 1933, as amended (the “1933 Act”), and:

(i)	Subscriber is authorized to consummate the purchase of the Common Shares; and

(ii)	Subscriber understands and acknowledges that the Common Shares have not been registered under the 1933 Act, or any applicable state securities laws, and that the sale contemplated hereby is being made in reliance on a private placement exemption to institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the 1933 Act (“Institutional Accredited Investors”) and similar exemptions under state law. Accordingly, the Common Shares will be “restricted securities” within the meaning of Rule 144 under the 1933 Act, and therefore may not be offered or sold by it, directly or indirectly, in the United States without registration under United States federal and, if not preempted, state securities laws, except in compliance with paragraph 3(f)(v) and, the Subscriber understands that the certificates representing the Common Shares issued to it will contain a legend in respect of such restrictions which is set out in (vi) below; and

(iii)	Subscriber has received, for its information only, a copy of this Subscription Agreement and a copy of each of the Disclosure Documents and has been offered the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any information the Subscriber deems necessary to verify the accuracy of any information regarding the Corporation; and has had access to such additional information, if any, concerning the Corporation as it has considered necessary in connection with its investment decision to invest in the Common Shares; and

(iv)	Subscriber has a pre-existing personal or business relationship with the Corporation or one of its officers, directors or controlling persons, or by reason of the Subscriber’s business or financial experience, that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and

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risks of its investment in the Common Shares and is able to bear the economic risks of such investment and can be reasonably assumed to have the capacity to protect his, her or its own interests in connection with the transaction contemplated by this Subscription Agreement; and

(v)	Subscriber agrees that if it decides to offer, sell or otherwise transfer any of the Common Shares, it will not offer, sell or otherwise transfer any of such Common Shares, directly or indirectly, except: (A) to the Corporation, (B) outside the United States in accordance with Rule 903 or 904 of Regulation S under the 1933 Act, and in compliance with applicable local laws and regulations, (C) inside or outside the United States after one year pursuant to the exemption from registration under the 1933 Act provided by Rule 144 thereunder, (D) to a person it reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the 1933 Act) purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (E) inside the United States, in any other transaction exempt from registration under the 1933 Act and, in any event, in compliance with any applicable state securities laws of the United States, provided that prior to any transfer pursuant to this clause (E), the Corporation may require a legal opinion reasonably satisfactory to the Corporation that such transfer is exempt from registration under the 1933 Act and applicable state securities laws, and, in each instance, in compliance with any applicable state securities laws of the United States or (F) pursuant to a registration statement effective under the 1933 Act and covering such offer, sale and transfer; and

(vi)	Subscriber understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the 1933 Act or state securities laws, the certificates representing the Common Shares, and all certificates issued in exchange therefor or in substitution thereof, shall bear on the face of such certificates the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF GASTAR EXPLORATION LTD. THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO GASTAR EXPLORATION LTD., (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) INSIDE OR OUTSIDE THE UNITED STATES, PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, (D) TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (E) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE U.S. SECURITIES ACT AND COVERING SUCH OFFER, SALE OR TRANSFER (IT BEING UNDERSTOOD THAT THE ISSUER SHALL BE UNDER NO OBLIGATION TO FILE SUCH REGISTRATION STATEMENT). HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT;

provided, that if Common Shares are being sold in compliance with the requirements of Rule 144 under the 1933 Act or pursuant to an effective registration statement under the 1933 Act, the above legend may be removed by delivery of (i) an opinion of counsel of recognized standing reasonably satisfactory to the Corporation to the effect that such Common Shares held by it are being sold pursuant to Rule 144 of the 1933 Act or pursuant to an effective registration statement under the 1933 Act, as the case may be, and (ii) such other documentation reasonably requested by the Corporation or its transfer agent;

provided, further, that if (i) it is not an “affiliate” (as defined in Rule 405 under the 1933 Act) of the Corporation, (ii) it has not been such an affiliate in the preceding three months, and (iii) at least two years (or such shorter period as may be permitted under Rule 144(k) or any successor rule) have elapsed since the later of the date the Common Shares were acquired from the Corporation or from an affiliate of the Corporation, then

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the above legend may be removed from any certificates representing such Common Shares held by it by delivery to the Corporation of an opinion of counsel of recognized standing reasonably satisfactory to the Corporation, to the effect that any such Common Shares held by it may be sold pursuant to Rule 144(k) (or any successor rule) of the 1933 Act and such legend is no longer required under applicable requirements of the 1933 Act or state securities laws;

and the Corporation shall use its reasonable best efforts to cause the registrar and transfer agent of the Corporation to remove the foregoing U.S. legend within three business days (excluding weekends and holidays) of receipt of the foregoing, as applicable; and

(vii)	Each certificate representing the Common Shares will carry a legend, and any ownership statement issued under a direct registration system or other electronic book-entry system acceptable to the applicable Canadian securities regulator will bear a legend restriction notation, stating “Unless permitted under securities legislation, the holder of this security must not trade the security before [insert the date that is 4 months and a day after the distribution date.]”

(viii)	Subscriber is an Institutional Accredited Investor as set forth in Exhibit 1 hereto and is acquiring the Common Shares as principal for its own account for investment, and not with a view to any resale, distribution or other disposition of the Common Shares, in violation of United States securities laws; the Subscriber has no contract, undertaking, agreement or arrangement with any person to sell, transfer, assign or pledge to such person or anyone else all or any part of the Common Shares for which the Subscriber hereby subscribes, and the Subscriber has no plans or intentions to enter into any such contract, undertaking or arrangement; and

(ix)	Subscriber has concurrently executed and delivered Exhibit 1 hereto with this Subscription Agreement which Exhibit is incorporated into and forms a part of this Subscription Agreement; and

(x)	Subscriber has read, is fully familiar with, and completely understands, the Disclosure Documents and any other documents and information which he, she or it deems material to making an investment decision with respect to the Common Shares; and

(xi)	the financial condition of the Subscriber is such that he, she or it has no need for liquidity with respect to his, her or its investment in the Common Shares to satisfy any existing or contemplated undertaking or indebtedness, and he, she or it has no need for a current return on his, her or its investment in the Common Shares; he, she or it is able to bear the economic risk of his, her or its investment in the Common Shares for an indefinite period of time, including the risk of losing all of his, her or its investment, and the loss of his, her or its entire investment in the Common Shares would not materially adversely affect the standard of living of the Subscriber or his or her family; and

(xii)	all information that the Subscriber has provided in this Subscription Agreement concerning the Subscriber and his, her or its financial condition is correct and complete as of the date set forth below, and if there should by any material change in such information prior to the acceptance of the Subscriber’s subscription for the Common Shares subscribed for under this Subscription Agreement, the Subscriber will immediately so notify the Corporation; and

(g)	Subscriber understands and acknowledges that the certificates representing the Common Shares will also bear a legend that the securities cannot be traded through the facilities of stock exchanges in Canada since the certificate is not freely transferable and consequently is not “good delivery” in transactions on such stock exchanges unless on or prior to such trade, arrangements have been made to remove the legends as provided in the provisos of paragraph 3(f)(vi) hereof, and it acknowledges that such stock exchanges would deem the selling security holder to be responsible for any loss incurred on a sale made by such security holder in such securities; and

(h)	Subscriber understands and acknowledges that the Corporation has the right to instruct the transfer agent for the Common Shares not to record a transfer by any person in the United States without first being notified by the Corporation that it is satisfied that such transfer is exempt from or not subject to registration under the 1933 Act and any applicable state securities laws; and

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(i)	Subscriber acknowledges that it has not purchased the Common Shares as a result of any general solicitation or general advertising, as such terms are defined in Regulation D under the 1933 Act, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(j)	except as provided herein, no person has made to the Subscriber any written or oral representation:

(i)	that any person will resell or repurchase the Common Shares;

(ii)	that any person will refund the purchase price of the Common Shares; or

(iii)	as to the future price or value of the Common Shares; and

(k)	Subscriber understands and acknowledges that the Corporation (i) is not presently , nor is the Corporation under any obligation to become, a “foreign private issuer”, as such term is defined in Regulation S of the 1933 Act and (ii) because the Corporation is not a foreign private issuer, the 1933 Act restricts the offer, sale or transfer of the Common Shares both within and outside of the United States, as set forth in this Subscription Agreement; and

(l)	if a corporation, partnership, unincorporated association or other entity, Subscriber has the legal capacity to enter into and be bound by this Subscription Agreement and further certifies that all necessary approvals of directors, shareholders or otherwise have been given and obtained; and

(m)	this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber; and

(n)	in the case of a subscription by Subscriber for Common Shares acting as agent for a disclosed principal, it is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such principal and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid, binding and enforceable agreement of, such principal; and

(o)	except for the representations and warranties made by the Corporation in this Agreement and the Subscriber’s review of the Disclosure Documents, Subscriber has relied solely upon publicly available information relating to the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation; and

(p)	Subscriber acknowledges that the Corporation’s counsel and the Agent’s counsel are acting as counsel to the Corporation and the Agent, respectively, and not as counsel to the Subscriber; and

(q)	Subscriber understands, acknowledges and is aware that the Common Shares are being offered for sale only on a “private placement” basis and that the sale and delivery of the Common Shares is conditional upon such sale being exempt from the requirements under applicable securities legislation as to the filing of a prospectus or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the filing of a prospectus or delivering an offering memorandum and, as a consequence (i) it is restricted from using most of the civil remedies available under securities legislation; (ii) it may not receive information that would otherwise be required to be provided to it under securities legislation; and (iii) the Corporation is relieved from certain obligations that would otherwise apply under securities legislation; and

(r)	if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Common Shares, including, without limitation, a duly completed copy of Exhibit 1; and

(s)	the acquisition of the Common Shares hereunder by the Subscriber will not result in the Subscriber becoming a “control person”, as defined under applicable securities laws; and

(t)	the entering into of this Subscription Agreement and the completion of the transactions contemplated hereby do not and will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or if the Subscriber is not a natural person, any of the Subscriber’s constating documents, or any agreement to which the Subscriber is a party or by which it is bound; and

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(u)	the Subscriber acknowledges that it has been encouraged to obtain independent legal, income tax and investment advice with respect to its subscription for the Common Shares and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement; and

Representations and Warranties of the Corporation

4.	The Corporation represents and warrants, as of the date of this Agreement and the Closing Date, to the Subscriber, that:

(a)	Each of the Corporation and its subsidiaries is a corporation, limited liability company, partnership or other entity and is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized, and is duly qualified to do business as a foreign corporation in all jurisdictions in which the failure to be so qualified would materially and adversely affect the business or financial condition, properties or operations of the Corporation. Each of the Corporation and its subsidiaries has all requisite corporate, partnership, limited liability company or other organizational power and authority (i) to own and lease the properties and assets it currently owns and leases (if any) and it contemplates owning and leasing and (ii) to conduct its activities as such activities (if any) are currently conducted and as currently contemplated to be conducted.

(b)	As of the date of this Agreement, the authorized capital of the Corporation consists of an unlimited number of Common Shares and preferred shares, of which as of the date of this Agreement 167,909,420 Common Shares and no preferred shares are issued and outstanding, 10,999,750 Common Shares are reserved for issuance pursuant to the Corporation’s share option, restricted shares and share purchase plans; and 11,697,231 Common Shares are issuable and reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, Common Shares. All of such outstanding or issuable shares have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable.

(c)	The Corporation has duly authorized the issuance and sale of the Common Shares in accordance with the terms of this Agreement. This Agreement constitutes a valid and legally binding obligation of the Corporation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws.

(d)	The Common Shares, when issued and paid for in accordance with this Agreement, will represent validly authorized, duly issued and fully paid and nonassessable Common Shares of the Corporation, and the issuance thereof will not conflict with the organizational documents of the Corporation.

(e)	The execution and delivery of this Agreement, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby will not conflict with, or constitute a breach of or default under, any agreement, indenture or instrument by which the Corporation is bound or any law, administrative rule, regulation or decree of any court or any governmental body or administrative agency applicable to the Corporation.

(f)	As of the date of this Agreement, the Disclosure Documents do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)	Subsequent to the most recently ended quarterly period for which financial statements are disclosed in the Corporation’s quarterly reports on Form 10-Q, except as described therein, there has not been any material adverse change with regard to the assets or properties, results of operations or financial condition of the Corporation.

(h)	Other than as publicly disclosed by the Corporation, there is no litigation or governmental or other proceeding or investigation at law or in equity before any court or before any federal, provincial, state, municipal or other governmental or public department, commission, board, agency or body, domestic or foreign, pending or, to the Corporation’s knowledge, threatened (and the Corporation does not know of any basis therefor) against, or involving the assets, property or business of, the Corporation or any of its subsidiaries, nor are there any matters under discussion with

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any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority that would materially adversely affect the value or the operation of such assets or properties or the business, results of operations, prospects or condition (financial or otherwise) of the Corporation and its subsidiaries, taken as a whole.

(i)	To the knowledge of the Corporation, no securities commission, stock exchange or comparable authority has issued any order preventing the issue and sale of the Common Shares nor instituted proceedings for that purpose, and, to the knowledge of the Corporation, no such proceedings are pending or contemplated.

(j)	The Corporation is, and has been for the four months immediately preceding the Closing Date, a reporting issuer not in default of any requirement under the securities laws, regulations, rules, orders and policies applicable in British Columbia, Alberta, Manitoba, Ontario, Quebec and Nova Scotia (the “Canadian Securities Laws”). The Corporation is in compliance with all timely disclosure obligations under applicable Canadian Securities Laws, and none of the documents filed by or on behalf of the Corporation pursuant to such Canadian Securities Laws contains a misrepresentation at the date of the filing thereof.

(k)	The first trade of the Common Shares purchased by the Subscriber is exempt from the prospectus requirements of the Canadian Securities Laws so long as:

(i)	at least four months have elapsed from the Closing Date;

(ii)	the trade is not a control distribution (as defined in Multilateral Instrument 45-102 promulgated under the securities laws of each Canadian jurisdiction other than Quebec);

(iii)	no unusual effort is made to prepare the market or to create a demand for the security that is the subject of the trade;

(iv)	no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

(v)	if the selling security holder is an insider or officer of the issuer, the selling security holder has no reasonable grounds to believe that the issuer is in default of securities legislation; and

(l)	The Corporation will continue to be a reporting issuer under applicable Canadian Securities Laws until that date that is four months and a day after the Closing Date.

(m)	Assuming the accuracy of the representations and warranties of the Subscriber set forth in this Agreement, the offer, issuance and delivery of the Common Shares are exempt from the prospectus and dealer registration requirements of the relevant securities laws, and are exempt from or not subject to the registration requirements of the 1933 Act.

(n)	The Common Shares will, prior to issuance, be conditionally listed for trading on the Toronto Stock Exchange and the American Stock Exchange.

(o)	No later than five business days following the date hereof, the Corporation agrees to file with the Securities and Exchange Commission a current report on Form 8-K that discloses all material non-public information, if any, that the Corporation or any of its representatives has disclosed to the Subscriber. The Corporation agrees that upon request, if the Corporation has not confirmed in writing to the Subscriber that it has filed, or does not need to file, with the Securities and Exchange Commission a current report on Form 8-K that discloses all material non-public information that the Corporation or any of its representatives has disclosed to the Subscriber, the Subscriber may disclose such information, notwithstanding any provision to the contrary herein or in any confidentiality agreement binding on the Subscriber.

Resale Commitments

5. The Corporation will use its reasonable commercial efforts to file a registration statement (the “Registration Statement”) on proper form with the United States Securities and Exchange Commission (the “SEC”) covering the resale of all Common Shares that are restricted under the U.S. Securities Act within 120 days of the Closing Date (the “Filing Deadline”). The Corporation shall use its reasonable commercial efforts to cause the Registration Statement to be declared effective within 180

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days of the Closing Date (the “Effectiveness Deadline”). The Corporation shall cause the Registration Statement to remain effective until the earlier of (i) 30 days after all the Common Shares have been sold under the Registration Statement, or (ii) one year from the Closing Date (the “Effectiveness Period”). If the Registration Statement is not filed by the Filing Deadline, the Corporation shall pay to the Subscriber an amount in cash equal to 1.5% of the Aggregate Subscription Price per month for the period between the Filing Deadline and the date that the Registration Statement is filed. If the Registration Statement is not declared effective by the Effectiveness Deadline or shall cease to be effective for any period of time during the Effectiveness Period, the Corporation shall pay to the Subscriber an amount in cash equal to 1.5% of the Aggregate Subscription Price per month until such time as the Registration Statement is declared effective or the shares become freely tradable pursuant to Rule 144(k). Such amounts will accrue daily and be paid monthly in arrears. The total of all amounts payable by the Corporation under the terms of this Section 5 will be limited to aggregate payments of 8% of the Aggregate Subscription Price.

6. The Subscriber acknowledges and agrees that, if it chooses to avail itself of the use of the Registration Statement it will, upon request of the Corporation, timely furnish to the Corporation for use and publication in the Registration Statement all selling shareholder information required to be included in the Registration Statement, and the subscriber will advise the Corporation whenever such information is incorrect and will furnish updated information. The subscriber acknowledges that failure to timely provide such information, and to keep such information updated, will excuse the Corporation from maintaining or filing the Registration Statement for the benefit of such Subscriber. The Subscriber agrees to indemnify and hold harmless the Corporation, its respective officers, directors, partners, employees, representatives and agents, or any controlling persons (any such person referred to hereinafter shall be referred to as an “Indemnified Holder”), against any losses, claims, damages or liabilities to which such Indemnified Holder may become subject under the U.S. Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any information furnished by the Subscriber for use in the Registration Statement or related prospectus, or any amendment or supplement thereto or any related preliminary prospectus or (ii) the omission or alleged omission to state therein a material fact required to be included in such information requested by the Corporation or necessary to make such information not misleading, in the light of the circumstances under which such information is furnished.

7. The Subscriber acknowledges that if the Registration Statement is declared effective (i) the Corporation shall be under no obligation to arrange an underwriting or otherwise assist in providing for any proposed sales of Common Shares covered by the Registration Statement and (ii) in order to update the Registration Statement with periodic information or material non-public information as required by the U.S. Securities Act, the effectiveness of the Registration Statement, and the ability of the Subscriber to effect sales of Common Shares covered thereby, will be periodically suspended from time to time upon notice to the holders of Common Shares. The Corporation shall not be required to specify in any notice to the nature of the event giving rise to the suspension. The Corporation will use its reasonable efforts to limit these suspended periods to those required by the U.S. Securities Act.

8. The Corporation shall maintain its common stock as listed for trading on the Toronto Stock Exchange and the American Stock Exchange for one year after the Closing Date.

Closing

9. The Subscriber agrees to deliver to the Agent, not later than 12:00 p.m. (Houston Texas time) on the day that is two business days before the Closing Date: (a) this duly completed and executed Subscription Agreement; and (b) Exhibit 1 duly completed.

10. Subscriber acknowledges and agrees that except as agreed to in Section 4(o) herein, any Confidentiality Agreement executed and delivered by the Subscriber to the Corporation or Agent in connection with the offering of the Common Shares shall remain in full force and effect in accordance with its terms.

11. The sale of the Common Shares pursuant to this Subscription Agreement will be completed at the offices of Vinson & Elkins L.L.P., the Corporation’s counsel, in Houston, Texas at 10:00 a.m. or such other time as the Corporation and the Subscriber may agree (the “Closing Time”) on                     , 2006 or such other date as the Corporation and the Subscriber may agree (the “Closing Date”).

12. At or prior to the Closing Time, the Corporation will deliver to the Subscriber, or the Subscriber’s custodian as directed by the Subscriber, a certificate representing the Common Shares to be purchased by the Subscriber, registered in the manner as set forth on the face page of this Agreement, in the Corporation’s transfer agent, which certificate will be held in escrow by the Subscriber or its custodian pending completion of the sale. Following receipt of the certificate referred to in the previous sentence, the Subscriber will, at the Closing Time, pay for the Common Shares by wire transfer of immediately available funds.

UNITED STATES

13. The Corporation shall be entitled to rely on delivery of a facsimile copy of executed Subscription Agreements, and acceptance by the Corporation of such facsimile subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

General

14. The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time and will survive the completion of the issuance of the Common Shares. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation and the Agent and their respective counsel in determining the eligibility of a purchaser of Common Shares and the Subscriber agrees to indemnify and hold harmless the Corporation and the Agent and their respective affiliates, shareholders, directors, officers, partners, employees and agents, from and against all losses, claims, costs, expenses and damages or liabilities whatsoever which any of them may suffer or incur which are caused or arise from a breach thereof. The Subscriber undertakes to immediately notify the Corporation at Gastar Exploration Ltd., Houston, Texas, Attention: Sara-Lane Sirey, Corporate Secretary (Fax Number: (403) 237-6518) of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

15. The Subscriber acknowledges that the Agent has agreed to offer the Common Shares on a best efforts marketed “private placement” basis and, in connection therewith, the Corporation and the Agent have entered into, or will enter into prior to the Closing Date, an agreement (the “Agency Agreement”) pursuant to which the Agent, in connection with the issue and sale of the Common Shares, will receive a fee from the Corporation.

16. The Subscriber acknowledges that this Subscription Agreement and the Exhibits hereto require the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Common Shares under applicable securities legislation, preparing and registering certificates representing Common Shares to be issued to the Subscriber and completing filings required by any stock exchange or securities regulatory authority. The Subscriber’s personal information may be disclosed by the Corporation to: (a) stock exchanges or securities regulatory authorities, (b) the Corporation’s registrar and transfer agent, and (c) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s personal information. The Subscriber also consents to the filing of copies or originals of any of the Subscriber’s documents described in paragraph 4 hereof as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

17. To the best of its knowledge (a) none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (b) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

18. The obligations of the parties hereunder are subject to acceptance of the terms of the Offering by the Toronto Stock Exchange and the American Stock Exchange and all other required regulatory approvals.

19. The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Common Shares to the Subscriber shall be borne by the Subscriber.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof that would require the application of the laws of any jurisdiction other than New York.

21. This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

UNITED STATES

22. The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for the assignment by a Subscriber who is acting as nominee or agent for the beneficial owner and as otherwise herein provided, this Subscription Agreement shall not be assignable by any party without prior written consent of the other parties.

23. The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

24. Subject to Section 12, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

25. The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

26. The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof.

27. The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

28. In this Subscription Agreement (including the Exhibits hereto) all references to dollar amounts are to United States dollars, unless otherwise indicated.

UNITED STATES

EXHIBIT 1

CERTIFICATE OF INSTITUTIONAL ACCREDITED INVESTOR STATUS

Except as may be indicated by the undersigned below, the undersigned is an institutional “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The undersigned has checked the box below indicating the basis on which he is representing his status as an institutional “accredited investor”:

(501(a)(1)) any bank as defined in Section 3(a)(2) of the U.S. Securities Act of 1933, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of such Act whether acting in its individual or fiduciary capacity, any broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, any insurance company as defined in Section 2(13) of the U.S. Securities Act of 1933, any investment company registered under the U.S. Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the U.S. Investment Company Act of 1940, any small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958, any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000, any employee benefit plan within the meaning of Title 1 of the U.S. Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of the U.S. Employee Retirement Income Security Act of 1974, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(501(a)(2)) any private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940;

(501(a)(3)) any organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(501(a)(7)) any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii).

NOTE: The Subscriber should initial beside the portion of the above definition applicable to it.

All monetary references in this Exhibit 1 are in United States Dollars.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Institutional Accredited Investor Status effective as of November     , 2006.

Name of Subscriber

By:
Name:
Title:

EXHIBIT 2

Disclosure Documents of the Corporation

The following filings of the Corporation can be found on the EDGAR Database at the website of the U.S. Securities and Exchange Commission, at http://www.sec.gov/edgar/searchedgar/companysearch.html (type “Gastar” in Company name search box and click on “Find Companies”):

1. Form 8-A filed with the U.S. Securities and Exchange Commission on December 23, 2005 with respect to the registration of the Common Shares of the Corporation under Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended, and all documents or portions of documents incorporated by reference therein.

2. Annual Report on Form 10-K for the year ended December 31, 2005 filed with the U.S. Securities and Exchange Commission on March 31, 2006.

3. Notice of Annual General and Special Meeting of Shareholders and Management Proxy and Information Circular dated May 3, 2006 filed as a definitive proxy statement with the U.S. Securities and Exchange Commission on May 4, 2006.

4. Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed with the U.S. Securities and Exchange Commission on May 12, 2006.

5. Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 filed with the U.S. Securities and Exchange Commission on August 14, 2006.

6. Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission on each of January 10, 2006, April 13, 2006, August 1, 2006 and October 20, 2006 (which excludes Current Reports reporting information under Items 2.02 or 7.01 of Form 8-K and related exhibits, which are not deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section).